UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Allegiant Travel Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

ALLEGIANT TRAVEL COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Allegiant Travel Company:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Allegiant Travel Company (the “Company”) will be held at our company headquarters at 8360 S. Durango Drive, Las Vegas, Nevada 89113 on Friday, June 26, 2009 at 10:00 a.m. local time, for the following purposes:

(1)	To elect Directors;

(2)	To ratify the selection by the audit committee of our board of directors of the firm of Ernst & Young, LLP as our independent registered public accountants for the year ending December 31, 2009; and

(3)	To transact such other business as may properly come before the meeting.

Holders of the Common Stock of record at the close of business on May 15, 2009 will be entitled to notice of and to vote at the meeting.  A list of stockholders will be available at the annual meeting.

It is important that your shares be represented at the Annual Meeting to ensure the presence of a quorum. Whether or not you expect to be present in person at the meeting, please vote your shares by signing and dating the accompanying proxy and returning it promptly in the enclosed postage paid reply envelope.  This will assist us in preparing for the meeting.

By Order of the Board of Directors,

/s/ Andrew C. Levy
Andrew C. Levy,
Secretary
May 29, 2009

Las Vegas, Nevada

ALLEGIANT TRAVEL COMPANY

8360 S. Durango Drive

LAS VEGAS, NEVADA 89113

(702) 851-7300

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 26, 2009

This proxy statement is furnished in connection with the solicitation of proxies on behalf of our board of directors to be voted at the annual meeting of our stockholders to be held on June 26, 2009, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  Our annual meeting of stockholders will be held at our company headquarters at 8360 S. Durango Drive, Las Vegas, Nevada 89113, on Friday, June 26, 2009, at 10:00 a.m. local time.  This proxy statement and accompanying form of proxy will be first sent or given to our stockholders on or about May 29, 2009.  Our annual report for the year ended December 31, 2008, is being sent to each stockholder of record along with this proxy statement.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, our stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors and ratification of our independent registered public accountants.  In addition, our management will report on our performance during the 2008 year and respond to questions from stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, May 15, 2009, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting.  Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.  Seating, however, may be limited.  Admission to the meeting will be on a first-come, first-served basis.  Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport.  Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business.  As of the record date, we had 20,219,436 shares of common stock outstanding.  Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

To vote you must complete and return a written proxy card.

You can also vote in person at the meeting, and submitting your voting instructions by proxy card will not affect your right to attend and vote.  “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

Yes.  Even after you have voted by written proxy card, you may change your vote at any time before the proxy is exercised by filing with our secretary either a written notice of revocation or a duly executed proxy bearing a later date.  The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.  All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Allegiant Travel Company, 8360 S. Durango Drive, Las Vegas, Nevada 89113, Attention Andrew C. Levy, Secretary.

What are the recommendations of our board of directors?

Unless you give other instructions when voting, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors.  Our board recommends a vote FOR election of the nominated slate of directors and FOR the ratification of Ernst & Young, LLP as our independent registered public accountants.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our board of directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors.  The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors.  A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Abstentions are included in the shares present at the meeting for purposes of determining whether a quorum is present. Broker non-votes (when shares are represented at the meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are also included in the determination of the number of shares represented at the meeting for purposes of determining whether a quorum is present.  Because directors are elected by a plurality of the votes cast, votes to “WITHHOLD AUTHORITY” with respect to one or more nominees and any abstentions and broker non-votes will not be counted and will not have an effect on the outcome of the election.

Ratification of Independent Registered Public Accountants and Other Items.  To approve the ratification of our independent registered public accountants and for each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval.  Our management knows of no matter to be brought before the meeting other than the election of directors and ratification of independent registered public accountants.  If, however, any other matters properly come before the meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

How will proxies be solicited?

Proxies will be solicited by mail.  Proxies may also be solicited by our officers and regular employees personally or by telephone or facsimile, but such persons will not be specifically compensated for such services.  Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of our common stock.  We will pay the expense of preparing, assembling, printing, mailing and soliciting proxies.

Is there electronic access to the proxy materials and annual report?

Yes.  This proxy statement and our annual report are available on our web site, www.allegianttravel.com.

STOCK OWNERSHIP

Security Ownership of Management and Certain Beneficial Owners

The following table shows information known to us with respect to beneficial ownership of our common stock as of May 15 2009, by (A) each director, (B) each other nominee for director, (C) each of the executive officers named in the Summary Compensation Table beginning on page 19, (D) all executive officers and directors as a group and (E) each person known by us to be a beneficial owner of more than 5% of our outstanding common stock.

Each stockholder’s percentage ownership in the following table is based on 20,219,436 shares of common stock outstanding as of May 15, 2009 and treating as outstanding all options held by that stockholder and exercisable within 60 days of May 15, 2009.

Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders:
Maurice J. Gallagher, Jr.(1)	4,315,583	21.3%
FMR, LLC (2)	2,369,101	11.7%
PAR Investment Partners, L.P.(3)	1,911,150	9.5%
Robert L. Priddy (4)	1,615,699	8.0%
Michael Falk (5)	1,582,395	7.8%
ComVest II Partners, L.P. (6)	1,511,496	7.5%
William Blair & Company, LLC (7)	1,067.289	5.3%
Executive Officers, Directors and Board Nominee:
Maurice J. Gallagher, Jr.(1)	4,315,583	21.3%
Gary Ellmer (8)	1,400	*
Timothy P. Flynn	51,000	*
A. Maurice Mason	8,143	*
John Redmond (9)	25,750	*
Charles W. Pollard (10)	525	*
M. Ponder Harrison (11)	217,800	1.1%
Andrew C. Levy (12)	198,000	1.0%
Scott Sheldon (13)	6,000	*
Michael Baxter (14)	—	—
All executive officers and directors as a group (8 persons)(15)	4,823,676	23.8%

*	Represents ownership of less than one percent.

(1)

The address of Maurice J. Gallagher, Jr., is 8360 S. Durango Drive, Las Vegas, Nevada 89113. These shares include 198,000 shares of common stock held by two entities controlled by Mr. Gallagher. Includes options to purchase 6,000 shares which are presently exercisable.

(2)

Information is based on a Schedule 13G filed with the Securities and Exchange Commission on January 12, 2009, by FMR, LLC. Fidelity Management & Research Company (“Fidelity”) is a wholly owned subsidiary of FMR, LLC and is a registered investment adviser. By virtue of acting as investment adviser, Fidelity is also the beneficial owner of these shares. Edward C. Johnson, 3d, chairman of FMR, and members of his family may be deemed to have a controlling group with respect to FMR by virtue of their ownership of shares in FMR and a voting agreement. Mr. Johnson and FMR each has the sole power to dispose of the shares beneficially owned by FMR. The address of this beneficial owner is 82 Devonshire Street, Boston, MA 02109.

(3)

Information is based on a Schedule 13G/Amendment #4 filed with the Securities and Exchange Commission on May 15, 2009. The shares are held directly by PAR Investment Partners, L.P. (“PAR”). PAR Capital Management, Inc. (“PCM”), as the general partner of PAR Group, L.P., which is the general partner of PAR, has investment discretion and voting control over shares held by PAR. No stockholder, director, officer or employee of PCM has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares held by PAR. The address of PAR is One International Place, Suite 2401, Boston, Massachusetts 02110.

(4)

Mr. Priddy owns 104,203 shares in addition to the shares of ComVest Partners which may be deemed to be beneficially owned by him. See footnote 6 below. The address of this beneficial owner is One N. Clematis Street, Suite 300, West Palm Beach, Florida 33401.

(5)

Mr. Falk owns 68,899 shares in addition to the shares of ComVest Partners which may be deemed to be beneficially owned by him. See footnote 6 below. The address of this beneficial owner is One N. Clematis Street, Suite 300, West Palm Beach, Florida 33401.

(6)

Information is based on a Schedule 13D/Amendment #3 filed with the Securities and Exchange Commission on April 1, 2009, by ComVest Investment Partners II, LLC (“ComVest Investment”), ComVest II Partners, LLC (“ComVest Partners”), ComVest Group Holdings, LLC (“CGH”), Michael Falk (“Falk”) and Robert L. Priddy (“Priddy”). ComVest Partners is the managing member of ComVest Investment and CGH is the managing member of ComVest Partners. Falk and Priddy are members of the investment committee of ComVest Partners and, as such, control the disposition of investments by ComVest Investment. ComVest Investment has sole voting and dispositive power over 1,508,270 shares. ComVest Partners has sole voting and dispositive power over 3,226 shares in addition to the shared voting and dispositive power over the shares owned by ComVest Investment. CGH has shared voting and dispositive power over the shares beneficially owned by ComVest Partners. Falk and Priddy may be deemed to have shared voting and dispositive power over the shares beneficially owned by ComVest Partners, but they disclaim beneficial ownership of such shares.  The address of this beneficial owner is One N. Clematis Street, Suite 300, West Palm Beach, Florida 33401.

(7)

Information is based on a Schedule 13G/Amendment #1 filed with the Securities and Exchange Commission on January 12, 2009, by William Blair & Company, LLC. The address of this beneficial owner is 222 W. Adams, Chicago, Illinois 60606.

(8)	Includes 500 shares of restricted stock which will vest in May 2010.

(9)	Includes 500 shares of restricted stock which will vest in October 2009.

(10)	Mr. Pollard has been nominated for election to our board of directors.

(11)	Includes 16,000 options which are presently exercisable.

(12)	Includes 16,000 options which are presently exercisable.

(13)	Includes 666 shares of restricted stock which will vest 50% in each of October 2009 and October 2010 and also includes 5,000 options which are presently exercisable.

(14)	Mr. Baxter was Senior Vice President of Operations until his employment terminated in September 2008.

(15)	See footnotes 1, 8, 9, 11, 12 and 13.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information regarding options, warrants or other rights to acquire equity securities under our equity compensation plans as of December 31, 2008:

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders (a)	451,001	$22.88	2,196,553
Equity compensation plans not approved by security holders (b)	162,500	$4.40	N/A
Total	613,501	$17.98	2,196,553

(a)             The shares shown as being issuable under equity compensation plans approved by our security holders exclude restricted stock awards issued.  In addition to the above, there were 49,261 shares of non-vested restricted stock as of December 31, 2008.

(b)            The shares shown as being issuable under equity compensation plans not approved by our security holders consist of the warrants granted to our placement agent in the private placement completed in 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by the Exchange Act to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us with respect to transactions during 2008, or written representations from certain reporting persons, we believe that all filing requirements applicable to our directors, executive officers and persons who own more than 10% of our equity securities have been complied with, except for the following:  Form 4 filed late on one occasion by each of Michael Baxter (executive officer — stock option exercise and sale of shares), Scott Sheldon (executive officer — stock option exercise and sale of shares), John Redmond (director — grant of restricted stock), and PAR Investment Partners (more than 10% stockholder).  None of the filings were more than one month late.  In addition, the initial report by Gary Ellmer (director) on Form 3 was filed approximately one month late.

ELECTION OF DIRECTORS

Our by-laws provide that there shall be five directors.  Each year, all members of our board of directors are to be elected.  All directors serve for a one-year term.

The following table sets forth certain information with respect to our board of directors as of May 15, 2009 and one additional individual nominated to serve on the board:

Name	Age	Position	Director Since (1)
Maurice J. Gallagher, Jr.	59	Chief Executive Officer, Chairman of the Board	2001
Charles W. Pollard	51	Nominee for Director	N/A
Timothy P. Flynn (3)(4)	58	Director	2006
A. Maurice Mason (2)(5)	45	Director	2006
Gary Ellmer (2)(4)	55	Director	2008
John Redmond (2)(3)	50	Director	2007

(1)                                  Each director serves for a one-year term with all directors being elected at each stockholders’ meeting.

(2)                                  Member of the Audit Committee

(3)                                  Member of the Compensation Committee

(4)                                  Member of the Nominating Committee

(5)                                  Mr. Mason’s term as a director will expire at our 2009 annual meeting.

Nominees for Election as Directors

All of our directors are to be elected at this annual meeting.  Mr. Mason’s term as a director will expire at the 2009 annual meeting, and he has requested that he not be nominated for reelection to the board.  The nominating committee of our board of directors has recommended, and our board of directors has approved, the nomination of all existing board members (other than Mr. Mason) for reelection for a one-year term expiring in 2010 and the election of Charles W. Pollard for a one-year term expiring in 2010.  Each elected director will hold office until his term expires and until his successor is duly elected and qualified.

It is the intention of the persons named in the accompanying proxy form to vote for the election of all nominees unless otherwise instructed.  If for any reason any such nominee is not a candidate when the election occurs, which event is not anticipated, it is the intention of the persons named in the accompanying proxy form to vote for the remaining nominees named and to vote in accordance with their best judgment if any substitute nominees are named.

The principal occupations and business experience, for at least the past five years, of each nominee is as follows:

Maurice J. Gallagher, Jr. has been actively involved in the management of our company since he became our majority owner and joined our board of directors in 2001. He has served as our chief executive officer since 2003 and was designated Chairman of the Board in September 2006. Prior to his involvement with Allegiant, Mr. Gallagher devoted his time to his investment activities, including companies which he founded. One of these companies was Mpower Communications Corp., a telecommunications company, for which he served as acting chief executive officer from 1997 to 1999 and as chairman of the board from its inception in 1996 until 2002. Mr. Gallagher was one of the founders of ValuJet Airlines, Inc. (one of the predecessors to AirTran Airways, Inc.) and served as an officer and director of ValuJet from its inception in 1993 until 1997. From 1983 until 1992, Mr. Gallagher was a principal owner and executive of WestAir, a commuter airline.

Gary Ellmer was elected to our board in May 2008.  Mr. Ellmer served in senior management positions for ATA Airlines from September 2006 until February 2008, serving as chief operating officer from September 2007 until February 2008.  From April 2006 until August 2006, Mr. Ellmer served as vice president, business development for American Eagle Airlines and served as president and chief operating officer of Executive Airlines/American Eagle Caribbean from 2002 until April 2006.  From 1998 until 2002, he served in various officer positions for American Eagle Airlines, Business Express Airlines and WestAir Commuter Airlines.

Timothy P. Flynn was elected to our board in July 2006. Since 1992, Mr. Flynn has devoted his time to his private investments. Mr. Flynn was one of the founders of ValuJet Airlines, Inc. and served as a director from its inception in 1992 until 1997. From 1982 until 1992, he served as an executive officer and director of WestAir, a commuter airline, which he founded with Mr. Gallagher in 1982. From 1979 to 1982, he served as an executive officer of Pacific Express Holding, Inc., the parent company of WestAir Commuter Airlines, Inc.

John Redmond served as president and chief executive officer of MGM Grand Resorts, LLC from March 2001 until August 2007.  Prior to that, he served as co-chief executive officer of MGM Mirage from December 1999 to March 2001.  He was president and chief operating officer of Primm Valley Resorts from March 1999 to December 1999 and senior vice president of MGM Grand Development, Inc. from August 1996 to February 1999.  He served as vice-chairman of MGM Grand Detroit, LLC from April 1998 to February 2000 and chairman from February 2000 until August 2007.  Prior to 1996, Mr. Redmond was senior vice president and chief financial officer of Caesars Palace and Sheraton Desert Inn, having served in various other senior operational and development positions with Caesars World, Inc.

Charles W. Pollard has served as vice chairman of Omni Air International, Inc., a charter air carrier, since September 2008. Since 1997, Mr. Pollard served in various executive positions with Omni Air International including as its president and chief executive officer from January 2007 until September 2008. Prior to his employment with Omni Air International, Mr. Pollard served in various executive positions for World Airways from 1987 until 1997. Mr. Pollard began his career as an attorney in the corporate practice group of Skadden, Arps, Slate, Meagher & Flom LLP from 1983 to 1987.

Timothy Flynn is the uncle of Scott Sheldon, our principal accounting officer.  Other than that, none of our current directors is related to any other director or to any executive officer of ours.

Our board of directors recommends that stockholders vote FOR each of the nominees to our board of directors.  Please note that proxies cannot be voted for more than five directors.

Committees of the Board of Directors

We have a standing audit committee, compensation committee and nominating committee.  Each committee has the right to retain its own legal and other advisors.

Audit Committee

The audit committee is currently comprised of Messrs. Ellmer, Mason and Redmond, each of whom is independent under the rules of the Securities and Exchange Commission and the Nasdaq Stock Market listing standards.  John Redmond has been identified as the audit committee financial expert.  After the stockholders’ meeting, Mr. Mason will no longer be serving on the board.  It is expected that Charles Pollard will take Mr. Mason’s position on the audit committee.  Our audit committee met three times during the 2008 year.

Our board of directors has adopted a charter for the audit committee setting forth the structure, powers and responsibilities of the audit committee. A copy of the audit committee charter can be found on our website at www.allegianttravel.com by clicking on “About Allegiant”, then “Investor Relations”, then “Corporate Governance”, and then “Committee Charters”.  Pursuant to the charter, the audit committee will be comprised of at least three members appointed by the board of directors, each of whom shall satisfy the membership requirements of independence, financial literacy or accounting or financial expertise as prescribed by applicable rules.

The audit committee provides assistance to the board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions. The audit committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to satisfy itself that the auditors are independent of management.

Compensation Committee

The compensation committee is comprised of Messrs. Redmond and Flynn, each of whom is a non-employee director and is independent under the Nasdaq Stock Market listing standards.  Our compensation committee formally met on one occasion during 2008, and also took action by unanimous consent on other occasions.

Our board of directors has adopted a charter for the compensation committee setting forth the structure, powers and responsibilities of the compensation committee.  A copy of the charter of the compensation committee can be found on our website at www.allegianttravel.com by clicking on “About Allegiant”, then “Investor Relations”, then “Corporate Governance” and then “Committee Charters”.

The compensation committee determines our compensation policies and forms of compensation provided to our directors and officers. The compensation committee also reviews and determines bonuses for our officers and other employees. In addition, the compensation committee reviews and determines stock-based compensation for our directors, officers, employees and consultants and administers our stock option plan. Our chief executive officer and chairman of the board, Maurice J. Gallagher, Jr., provides input to the compensation committee in making compensation decisions for our other executive officers.

Compensation Committee Interlocks and Insider Participation

Our compensation committee consists of Messrs. Redmond and Flynn.  Neither of the members of the compensation committee ever served as officers or employees of our company.  No interlocking relationship existed during the 2008 year between any executive officer of ours and the board of directors or compensation committee of another company.

Nominating Committee

The nominating committee is authorized and empowered to submit to the entire board of directors for its approval the committee’s recommendations for nominees to the board of directors.  The nominating committee consists of Messrs. Ellmer and Flynn.  All of the current members of our nominating committee are independent under the rules of the Nasdaq Stock Market.  Our nominating committee met one time during the 2008 year.

The responsibilities of the nominating committee are to identify individuals qualified to become board members, recommend director nominees to the board of directors prior to each annual meeting of stockholders and recommend nominees for any committee of the board. A copy of the charter of the nominating committee can be found on our website at www.allegianttravel.com by clicking on “About Allegiant”, then “Investor Relations”, then “Corporate Governance” and then “Committee Charters”.

To fulfill its responsibilities, the nominating committee will periodically consider and make recommendations to the board regarding what experience, talents, skills and other characteristics the board as a whole should possess in order to maintain its effectiveness.  In determining whether to nominate an incumbent director for reelection, the nominating committee will evaluate each incumbent’s continued service, in light of the board’s collective requirements, at the time such director comes up for reelection.  When the need for a new director arises (whether because of a newly created board seat or vacancy), the nominating committee will proceed by whatever means it deems appropriate to identify a qualified candidate or candidates.  The nominating committee will review the qualifications of each candidate.  Final candidates generally will be interviewed by our chairman of the board and one or more other board members.  The nominating committee will then make a recommendation to the board based on its review, the results of interviews with the candidate and all other available information.  Our board makes the final decision on whether to invite the candidate to join the board.

The nominating committee’s charter provides general qualifications nominees should meet.  These qualifications include the following:

•                  Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders.  They must also have an inquisitive and objective perspective, practical wisdom and mature judgment.  We endeavor to have a board representing experience in areas that are relevant to our business activities.

•                  Directors must be willing to devote sufficient time to carrying out their duties and responsibilities efficiently, and should be committed to serve on the board for an extended period of time.  Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities, which would reasonably be expected to adversely affect his or her ability to perform the duties of a director.

•                  A director should disclose the director’s consideration of new directorships with other organizations so that the board can consider and express its views regarding the impact on the director’s service to us.  The nominating committee and the board will consider service on other boards in considering potential candidates for nomination to stand for election or re-election to our board.  Current positions held by directors may be maintained unless the board determines that doing so would impair the director’s service to our board.

Any stockholder may nominate a person for election as a director at a meeting of stockholders at which the nominating stockholder is entitled to vote by following certain procedures.  These procedures generally require that certain written information about the nominee and nominating stockholder be delivered or mailed and received at our principal executive offices, to the attention of our corporate secretary, not less than 120 calendar days in advance of the date of the notice of annual meeting released to stockholders in connection with the previous year’s annual meeting of stockholders.

In addition, the nominating committee will consider for inclusion in the board’s annual slate of director nominees candidates recommended by significant, long-term stockholders.  A significant long-term stockholder is a stockholder, or group of stockholders, that beneficially owned more than 5% of our voting stock for at least two years as of the date the recommendation was made and at the record date for the stockholder meeting.  In order for such a nominee to be considered for inclusion with the board’s slate, the nominating stockholder shall submit a timely nomination notice in accordance with the procedures above.  The nominating stockholder should expressly indicate in the notice that such stockholder desires that the board and nominating committee consider the stockholder’s nominee for inclusion with the board’s slate of nominees for the meeting.  The nominating stockholder and stockholder’s nominee should undertake to provide, or consent to our obtaining, all other information the board and nominating committee request in connection with their evaluation of the nominee.

A stockholder nominee submitted for inclusion in the board’s slate of nominees should meet the criteria for a director described above.  In addition, in evaluating stockholder nominees for inclusion with the board’s slate of nominees, the board and nominating committee may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular board seat, taking into account the then-current composition of our board.

The nominating committee continues to evaluate its policies and procedures regarding stockholder nominations in light of changing industry practices and regulation.  The policies and procedures described above are subject to change.

Meetings of our Board of Directors

Our board of directors met six times during the 2008 year.  All of our incumbent directors attended at least 75% of the total of all board and committee meetings he was entitled to attend during the 2008 year, except for Maurice Mason who attended six of the nine meetings he was entitled to attend.  It is the policy of our board that at least three of its members attend each annual meeting of stockholders so that the board is adequately represented.  Three of our directors attended our annual stockholders’ meeting in 2008.

Independent members of our board may be contacted by letter directed to the named member in care of Allegiant Travel Company, Corporate Secretary, 8360 S. Durango Drive, Las Vegas, Nevada 89113.  The sealed envelope will be sent on to the addressee by our corporate secretary.

Director Independence

Our board of directors has determined that all of our directors other than Maurice J. Gallagher, Jr., are independent under the rules of the Nasdaq Stock Market.  As Mr. Gallagher does not serve on any of the board’s committees, all committee members are independent under the rules of the Nasdaq Stock Market.

Code of Ethics

We have adopted a Corporate Code of Conduct and Ethics (the “Code of Ethics”) that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as well as to other directors, officers and employees of ours. The Code of Ethics is posted on our website (www.allegianttravel.com) and is available in print free of charge to any shareholder who requests a copy. Interested parties may address a written request for a printed copy of the Code of Ethics to our outside counsel: Robert B. Goldberg, Ellis Funk, P.C., 3490 Piedmont Road, Suite 400, Atlanta, Georgia 30305. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Ethics for our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions by posting such information on our website.

BOARD AUDIT COMMITTEE REPORT

The audit committee reports to our board of directors and is responsible for, among other things, considering the appointment of our independent auditors, reviewing their independence, reviewing with the auditors the plan and scope of the audit, monitoring the adequacy of reporting and internal controls and discussing our financial statements and other financial information with management and the independent auditors. The audit committee acts under a written charter adopted and approved by our board of directors.  Our board of directors has determined that none of the members of the audit committee has a relationship with our company that may interfere with the audit committee’s independence from our company and management.

Management has primary responsibility for the financial statements and the overall reporting process, including the system of internal controls. The independent auditors audit our financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows prepared in accordance with accounting principles generally accepted in the United States of America and discuss with the audit committee any issues they believe should be raised.

In connection with the preparation and filing of our annual report on Form 10-K for the year ended December 31, 2008:

(1)                                The audit committee reviewed and discussed our audited financial statements with management. Management has represented to the audit committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

(2)                                The audit committee discussed with Ernst & Young, LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statements on Auditing Standards No. 89 and 90 (Codification of Statements on Auditing Standards) and Rule 2-07 of Regulation S-X.

(3)                                The audit committee received the written disclosures and the letter from Ernst & Young, LLP required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young, LLP the independence of that firm as our independent auditors. All audit and non-audit services provided by Ernst & Young, LLP were reviewed by the audit committee. The audit committee has considered whether the provision of non-audit services is compatible with maintaining the auditors’ independence.

(4)                                Based on the audit committee’s review and discussions referred to above, the audit committee recommended to our board of directors that our audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Gary Ellmer	A. Maurice Mason	John Redmond

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE OFFICERS

Our executive officers and their respective ages as of May 15, 2009, are as follows:

Name	Age	Position
Maurice J. Gallagher, Jr.	59	President, Chief Executive Officer and Chairman of the Board
M. Ponder Harrison	47	Managing Director—Marketing & Sales
Andrew C. Levy	39	Chief Financial Officer, Managing Director—Planning
Scott Sheldon	31	Principal Accounting Officer

Maurice J. Gallagher, Jr. - as a director, biographical information on Mr. Gallagher is located above.

M. Ponder Harrison has served as an officer of Allegiant since October 2002 and is responsible for marketing and sales, pricing and revenue management, in-flight service, internet and intranet technologies. From June 2001 through August 2002, Mr. Harrison was president of Corporate Aircraft Partners, which was a fractional aircraft leasing and charter airline. Prior to his involvement with Corporate Aircraft Partners, Mr. Harrison devoted his time to investment activities. One of his investments is Virtual Premise, Inc., an enterprise software company, for which he has served as and remains chairman of the board. Mr. Harrison was vice president of sales and marketing for ValuJet Airlines from its commencement of business in 1993 until 1998 after its merger with AirTran. Prior to leaving AirTran in 1998, Mr. Harrison was also directly responsible for all internet-related activities. Before joining ValuJet, Mr. Harrison worked in various marketing roles at Delta Air Lines from 1983 through 1992.

Andrew C. Levy has served as an officer of Allegiant since June 2001 and is responsible for our market planning, fleet planning, scheduling, fuel risk management and corporate development. He has also served as our chief financial officer since October 2007. From 1998 to 2001, Mr. Levy held various management positions at Mpower Communications. From 1996 to 1998, Mr. Levy worked on airline advisory and transactional work as a vice president with Savoy Capital, an investment company focused on the aviation sector. From 1994 to 1996, Mr. Levy held various positions with ValuJet Airlines including director of contracts with responsibilities for stations agreements, insurance, fuel purchasing and other related activities.

Scott Sheldon has served as our principal accounting officer since October 2007. Prior to that, Mr. Sheldon served as our director of accounting from May 2005 and as our accounting manager from January 2004 until May 2005. From November 2001 until January 2004, Mr. Sheldon worked as a certified public accountant for the Perry-Smith, LLP regional public accounting firm in Sacramento, California.

Scott Sheldon is the nephew of our board member, Timothy Flynn. None of our other executive officers is related to any other executive officer or to any of our directors. Our executive officers are elected annually by our board of directors and serve until their successors are duly elected and qualified.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The primary objectives of the compensation committee of our board of directors with respect to executive compensation of current management are to retain the executive team that has been in place for several years, to provide annual cash incentives upon achievement of measurable corporate performance objectives, and to assure executives’ incentives are aligned with stockholder value creation. To achieve these objectives, the compensation committee maintains compensation plans that tie a significant portion of executives’ total compensation to our financial performance (including our operating margin). Overall, the total compensation opportunity is intended to create an executive compensation program: (i) providing for base compensation at reasonable levels, and (ii) rewarding our named executive officers for profitable performance and increased share value.

Our chief executive officer, Maurice J. Gallagher, Jr., has a substantial equity position. Historically, he has chosen to serve without any base salary whatsoever and expects to continue to serve without base salary into the future. Prior to 2007, Mr. Gallagher did not participate in our annual cash bonuses or stock option grants, but the compensation committee decided to have him participate in the cash bonus pool for 2007 and 2008 and grant him stock options in 2008 and 2009 to reward him for our company’s industry leading profit margins in the face of extraordinarily volatile fuel costs and the recent economic downturn, factors which have resulted in substantial losses by other companies in the airline industry. Whether Mr. Gallagher will participate in future cash bonuses will be determined in the discretion of the compensation committee and will depend, among other factors, on our profitability in relation to our expectations.

Mr. Gallagher makes recommendations to the compensation committee with respect to the portion of the cash bonus pool payable to our managing directors (Andrew Levy and Ponder Harrison) and also with respect to the granting of stock options to these executive officers. The compensation committee typically asks Mr. Gallagher to participate in its deliberations concerning approval of cash bonuses payable to and stock options granted to these executive officers.

Mr. Gallagher and the managing directors participate in making recommendations to the compensation committee with respect to the total amount of cash bonuses to be paid, the allocation of the bonus pool among other officers and key employees of our company and the granting of stock options to other officers and key employees.

The compensation committee members consider the recommendations from management and also draw on the committee members’ and the chief executive officer’s substantial experience in managing companies in approving bonus levels and stock option grants.

Compensation Components

Compensation is broken out into the following components:

Base Salary.    Base salaries for both of our managing directors have been set at the same amount per year, given the important contribution by each to our success in their respective areas of responsibility. The base salary was negotiated by the parties in advance of our initial public offering in 2006 and became effective in December 2006. It is currently our intention that base salary increases for executives will be limited to modest increases per year. The compensation committee expects to review base salaries during 2009 as there have been no base salary increases since December 2006.

Annual Discretionary Incentive Cash Bonus Program.    We structure our annual cash bonus compensation program to reward named executive officers and other management employees (our vice presidents, director level employees and managers) for our successful performance and each individual’s contribution to that performance. For 2008, our pilots were also included in the annual cash bonuses per our agreement with them and we decided to pay bonuses to all employees employed prior to October 2008 in light of our industry leading profitability for the year. Depending on our profitability, cash bonuses may constitute a significant portion of our employees’ total compensation. No cash bonus is earned unless our operating income exceeds 5% of our revenue for the year and, in that event, the total bonus pool will not exceed 10% of operating income. The final annual bonus pool amount is determined by our compensation committee after consideration of management recommendations and after the completion of the audit of our financial statements. The allocation of the bonus pool among eligible employees is established by the compensation committee without regard to any objective, predetermined individual performance criteria. The compensation committee relies significantly on the recommendation of the chief executive officer with respect to the participation levels of the managing directors and on executive management recommendations with respect to the bonus allocations to other officers and managers.

For financial statement reporting purposes, the bonus is accrued throughout each year based on an estimated payment amount. Under our program, named executive officers are eligible to share in the bonus pool in an amount that is approved by the compensation committee after the end of each year. Payments under this cash bonus program are contingent upon continued employment through the actual date of payment.

Long-Term Incentive Program.    We believe that long-term performance is achieved through an equity ownership culture that encourages long-term performance by our executive officers. Prior to 2007, we had not provided any long-term incentive compensation to our chief executive officer or our managing directors in light of their outright ownership of significant stock positions in our company. However, we recognize that some of our executive officers have sold shares through 10b5-1 trading plans for asset diversification and estate planning purposes and the compensation committee determined that stock option grants to these executive officers would help continue to motivate them to increase the share value of our company. Although the chief executive officer continues to maintain a substantial equity stake in our company, the compensation committee has decided to provide him with modest grants of options to reward him for the successful operating results of our company and to further incentivize him to seek additional stock price growth. The compensation committee now intends to consider stock option grants to its executive officers each year.

The stock options granted in 2008 and 2009 vest over a three year period to encourage continuing employment by the executive officers and have a five year term to further encourage the officers to seek stock value appreciation over a period of time.

The awards were set at amounts determined by the compensation committee to achieve a balance between meaningful incentives to our executive officers and reasonable compensation expense for our company. The compensation committee considers the current value of prior and newly granted awards, but does not target any particular weighting in comparison with the total compensation of each executive officer. Nor do we have a policy or target for the allocation between either cash and non-cash compensation or short-term and long-term incentive compensation.

The compensation committee also considers the impact each equity grant will have on the future earnings of our company.

Other Compensation.    Employment agreements were entered into with our senior officers (other than our CEO) in anticipation of our initial public offering in December 2006. We expect these employment agreements to remain in effect into the future until the compensation committee and the individual officer determine that revisions to such employment agreements are advisable. In addition, our officers participate in employee benefits generally available to our full-time employees. We have no current plans to make changes to either the employment agreements or levels of benefits and perquisites provided for our named executive officers.

401(k) Plan.    In 2000, we established a 401(k) retirement plan that qualifies as a defined contribution plan under Internal Revenue Code section 401(a) and includes a cash or deferred arrangement that qualifies under Code Section 401(k). The plan was established and is maintained for the exclusive benefit of our eligible employees and their beneficiaries. We make matching contributions for active participants equal to 50% of their permitted contributions, up to a maximum of 6% of the participant’s annual salary. Eligible employees are immediately 100% vested in their individual contributions and are subject to a five-year vesting schedule for our matching contributions.

Compensation of Executive Officers and Other Information

The following table shows the cash compensation paid or to be paid by us, as well as certain other compensation paid or accrued, during the fiscal years ended December 31, 2008, 2007 and 2006 to our chief executive officer, chief financial officer, each of our two other executive officers serving at the end of the 2008 fiscal year, and one individual who served as an executive officer during a portion of the 2008 year, in all capacities in which they served.

SUMMARY COMPENSATION TABLE(1)

Name and Principal Position	Year	Salary	Bonus	Stock Awards ($)		Option Awards ($)		All Other Compensation(2)	Total
Maurice J. Gallagher, Jr.	2008	—	$100,000	—		$23,011	(3)	—	$123,011
President and Chief Executive	2007	—	100,000	—		—		—	100,000
Officer	2006	—	—	—		—		—	—
M. Ponder Harrison	2008	$185,000	385,000	—		158,211	(3)	—	728,211
Managing Director—	2007	185,000	300,000	—		22,533	(3)	—	507,533
Marketing and Sales	2006	151,726	150,000	—		—		—	301,726
Andrew C. Levy	2008	185,000	385,000	—		158,211	(3)	$4,625	732,836
Chief Financial Officer,	2007	185,000	300,000	—		22,533	(3)	3,276	510,809
Managing Director—Planning	2006	149,349	150,000	—		—		1,876	301,225
Michael P. Baxter (4)	2008	137,445	—	—		42,093	(3)	130,507	310,045
Senior Vice President of	2007	194,695	200,000	—		24,960	(3)	3,933	423,588
Operations	2006	151,726	150,000	—		24,960	(3)	6,333	333,019
Scott Sheldon (5)	2008	120,000	135,000	—		19,176	(3)	—	274,176
Principal Accounting Officer	2007	97,500	70,000	$2,588	(3)	6,240	(3)	—	176,328

(1)

The above tables do not include columns for non-equity incentive plan compensation or change in pension value and nonqualified deferred compensation earnings as none of the named executive officers received any such compensation in the years disclosed.

(2)

All Other Compensation consists of our matching contributions under the 401(k) plan for all officers other than Mr. Baxter. Of the amount for Mr. Baxter, $122,148 represents a separation payment made in September 2008 in connection with the termination of his employment.

(3)

The value of the stock awards and stock options disclosed has been determined as set forth in Note 11 to our consolidated financial statements. The amount disclosed for each year is the portion of the value of the stock awards or options recognized for financial statement reporting during the year.

(4)	Mr. Baxter’s employment with us terminated as of September 26, 2008. As such, the 2008 compensation shown for him was paid for services rendered as an officer through September 26, 2008.

(5)

Mr. Sheldon served as our principal accounting officer beginning in October 2007. He served as our director of accounting prior to that. Compensation for the year ended December 31, 2006 is not shown for Mr. Sheldon as he did not serve as an executive officer during such period.

Mr. Gallagher serves without base compensation as a result of his substantial equity interest. The base salaries for Messrs. Harrison, Levy and Baxter were established under the employment agreements entered into with them in 2006. Mr. Sheldon’s base salary was established upon the recommendation of executive management.

For 2008, each executive officer received bonuses under our annual discretionary incentive cash bonus program. No cash bonus is earned unless our operating income exceeds 5% of our revenue for the year and, in that event, the bonus pool will not exceed 10% of operating income.  The final bonus pool amount is determined by our compensation committee after completion of the audit of the financial statements and after consideration of management recommendations.  Each executive officer’s allocation of the cash bonus pool is determined by the compensation committee without regard to any objective, predetermined individual performance criteria.  The bonus allocation for any executive officer is not targeted at or limited to any particular percentage of base salary.

Other compensation generally consists only of matching contributions under our 401(k) plan.  The amount paid for each executive officer depends on his salary reductions, and is subject to the plan’s compliance with the annual testing rules for 401(k) plans.

No executive officer’s salary and bonus is tied to any particular percentage of total compensation, but rather, bonus allocations are made based on our profitability and a subjective evaluation of each officer’s performance.

Grants of Plan-Based Awards in 2008

The following table describes grants of plan-based awards to our named executive officers during 2008.

Name	Grant Date	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value (1) of Option Awards

Maurice J. Gallagher, Jr.	04/24/08	18,000	$20.42	$101,023
M. Ponder Harrison	04/24/08	18,000	20.42	101,023
Andrew C. Levy	04/24/08	18,000	20.42	101,023
Michael P. Baxter	04/24/08	15,000	20.42	84,106
Scott Sheldon	04/24/08	15,000	20.42	84,106

(1) As determined as set forth in Note 11 to our consolidated financial statements.

Our compensation committee considers restricted stock or option grants to our executive officers annually.  The number of shares granted is not based on any particular percentage of the total compensation of the executive officer.  Our compensation committee determines the amount of equity grants in an attempt to provide meaningful incentives for the officers, but with consideration to the financial impact on our operating results.

The options granted in 2008 have a three-year vesting schedule to encourage continued employment by the executive officers and have a five-year term to provide incentives to create stock price appreciation over that period.

Stock Option Holdings

The following table summarizes the number of shares underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options at Fiscal Year End		Option Exercise	Option	Number of Shares of Stock That Have Not	Market Value of Shares of Stock That Have Not
Name	Exercisable	Unexercisable	Date	Expiration Price	Vested (#)	Vested ($)
Maurice J. Gallagher, Jr.	—	18,000	$20.42	April 24, 2013	—	—
M. Ponder Harrison	—	18,000	$20.42	April 24, 2013	—	—
	10,000	30,000	$36.97	October 25, 2017	—	—
Andrew C. Levy	—	18,000	$20.42	April 24, 2013	—	—
	10,000	30,000	$36.97	October 25, 2017	—	—
Michael P. Baxter	—	—	—	—	—	—
Scott Sheldon	—	15,000	$20.42	April 24, 2013	666	$32,348	(1)

(1)   Based on our closing stock price of $48.57 on December 31, 2008.

The following table summarizes the number of options exercised by our named executive officers in 2008 and the value realized on exercise:

2008 OPTION EXERCISES AND STOCK VESTED

	Option Awards			Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Maurice J. Gallagher, Jr.	—	—		—	—
M. Ponder Harrison	—	—		—	—
Andrew C. Levy	—	—		—	—
Michael P. Baxter	19,500	$449,107	(1)	—	—
Scott Sheldon	3,000	78,550	(1)	334	11,095	(2)

(1)   Based on the sale price received by the officer upon the sale of the shares on the date of exercise.

(2)   Based on our closing stock price of $34.51 on October 1, 2008, the date of vesting.

Employee Benefit Plans

Long-Term Incentive Plan

Our Long-Term Incentive Plan (the “2006 Plan”) was adopted by our board of directors and approved by the stockholders in April 2006. All outstanding options under the predecessor Allegiant Air 2004 Share Option Plan have been transferred to our 2006 Plan, and no further option grants will be made under that predecessor plan. The transferred options continue to be governed by their existing terms, unless our compensation committee elects to extend one or more features of our 2006 Plan to those options. Except as otherwise noted below, the transferred options have substantially the same terms as will be in effect for grants made under our 2006 Plan.

We have reserved 3,000,000 shares of our common stock for issuance under our 2006 Plan. Such share reserve consists of 500,000 shares that will be carried over from our predecessor plan, including the shares subject to outstanding options thereunder. In addition, no participant in our 2006 Plan may be granted stock options for more than 100,000 shares of our common stock per calendar year.

The individuals eligible to participate in our 2006 Plan include our officers and other employees, our non-employee board members and any consultants we engage.

Our 2006 Plan is administered by the compensation committee. This committee determines which eligible individuals are to receive option grants, the time or times when such option grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, and the terms and conditions of each award including, without limitation, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding, provided that no option term may exceed ten years measured from the date of grant.

Vesting of any option grant is contingent on continued service with us. Upon the cessation of an optionee’s service, any unvested options will terminate and will be forfeited. Any vested, but unexercised options (i) will terminate immediately if the optionee is terminated for misconduct, or (ii) if the cessation of service is other than for misconduct, will remain exercisable for such period of time as determined by the compensation committee at the time of grant and set forth in the documents evidencing the option. The compensation committee has the discretion, however, at any time while the option remains outstanding to (i) extend the period of time that the option may be exercisable following the cessation of an optionee’s service (but not beyond the term of the option) and (ii) permit the optionee to exercise following a cessation of service options that were not vested at the time of the cessation of service.

The exercise price for the shares of the common stock subject to option grants made under our 2006 plan may be paid in cash or in shares of common stock valued at fair market value on the exercise date.

The compensation committee has the authority to cancel outstanding options under our option plan, in return for the grant of new options for the same or a different number of option shares with an exercise price per share based upon the fair market value of our common stock on the new grant date.

In the event we are acquired by a merger, a sale by our stockholders of more than 50% of our outstanding voting stock or a sale of all or substantially all of our assets, each outstanding option under our option plan which will not be assumed by the successor corporation or otherwise continued in effect may accelerate in full. However, the compensation committee has complete discretion to structure any or all of the options under the option plan so those options will immediately vest in the event we are acquired, whether or not those options are assumed by the successor corporation or otherwise continued in effect. Alternatively, the compensation committee may condition such accelerated vesting upon the subsequent termination of the optionee’s service with us or the acquiring entity.

We intend that any compensation deemed paid by us in connection with the exercise of options granted under our option plan for the disposition of the shares purchased under those options will be regarded as “performance-based,” within the meaning of Section 162(m) of the Internal Revenue Code and that such compensation will not be subject to the annual $1 million limitation on the deductibility of compensation paid to covered executive officers which otherwise would be imposed pursuant to Section 162(m).

For accounting purposes, compensation expense related to equity based awards under the 2006 Plan are measured and recognized in accordance with SFAS No. 123(R).

Our board may amend or modify the 2006 Plan at any time, subject to any required stockholder approval, or participant consent. The 2006 Plan will terminate no later than March 31, 2016.

Director Compensation

New members of our board of directors receive compensation of $5,000 per quarter for their service on our board of directors or any committee of our board, and will also be reimbursed for their out-of-pocket expenses. Any new director who has not been in our prior employ will receive an initial grant of 1,000 shares of restricted stock on the date such individual joins the board. The restricted stock will vest over a period of two years upon the director’s completion of each year of board service over the two-year period measured from the grant date. In addition, on the date of each annual stockholders meeting, each board member (other than executive officers) who is to continue to serve as a board member will automatically be granted 1,000 shares of restricted stock, provided such individual has served on our board for at least six months. The restricted shares subject to each annual automatic grant will vest upon the director’s completion of one year of board service measured from the grant date.  The director compensation policy described above was modified in July 2008.  Prior to that time, Messrs. Flynn and Mason did not receive compensation as directors.

The following table illustrates the compensation earned or paid to our non-management directors during 2008:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)		All Other Compensation ($)	Total ($)
Timothy P. Flynn	10,000	10,991	(2)	—	20,991
A. Maurice Mason	10,000	10,991	(3)	—	20,991
Gary Ellmer	15,407	7,463	(4)	—	22,870
John Redmond	20.000	31,925	(5)	—	51,925

(1)

The value of stock awards disclosed has been determined as set forth in Note 11 to our consolidated financial statements with grant date fair value calculated in accordance with FASB Statement No. 123R. The amount disclosed is the portion of the value of the stock award recognized for financial statement reporting during one year.

(2)

Per our director compensation policy, Mr. Flynn received a grant of 1,000 shares of restricted stock in July 2008 with a grant date fair value of $23,980. Mr. Flynn had not previously participated in the restricted stock grants to directors. As of December 31, 2008, these 1,000 shares of restricted stock were outstanding and not vested.

(3)

Per our director compensation policy, Mr. Mason received a grant of 1,000 shares of restricted stock in July 2008 with a grant date fair value of $23,980. Mr. Mason had not previously participated in the restricted stock grants to directors. As of December 31, 2008, these 1,000 shares of restricted stock were outstanding and not vested.

(4)

Per our director compensation policy, Mr. Ellmer received a grant of 1,000 shares of restricted stock upon his election to the board in May 2008 with grant date fair value of $23,880. As of December 31, 2008, these 1,000 shares of restricted stock were outstanding and not vested.

(5)

Per our director compensation policy, Mr. Redmond received a grant of 1,000 shares of restricted stock upon his election to the board in October 2007 with grant date fair value of $34,000. In October 2008, 500 shares of the grant to Mr. Redmond vested. Mr. Redmond also received a grant of 1,000 shares of restricted stock in accordance with our director compensation policy in May 2008 with a grant date fair value of $23,880. As of December 31, 2008, Mr. Redmond had 1,500 total shares of restricted stock outstanding and not vested.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our board of directors or compensation committee.

Employment Arrangements, Termination of Employment Arrangements and Change in Control Arrangements

We have entered into employment agreements with M. Ponder Harrison and Andrew C. Levy. Under each agreement, the officer is entitled to a base salary and to participate in any bonus program we may adopt. Each officer would receive six months severance pay in the event of termination without cause, resignation for good reason or a change in control. Each officer has agreed not to compete with us for a period of six months after termination of employment.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee is responsible for, among other things, reviewing and approving salary, bonus and other compensation for our executive officers, and setting the overall compensation principles that guide the committee’s decision-making.  The compensation committee has reviewed the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement and discussed it with management.  Based on the review and discussions with management, the compensation committee recommended to our board of directors that the CD&A be included in this proxy statement.

COMPENSATION COMMITTEE

Timothy P. Flynn	John Redmond

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

RELATED PARTY TRANSACTIONS

Since January 1, 2008, we have been a party to the following transactions in which the amount involved exceeded $120,000 and in which any of our directors or executive officers, any holder of more than 5% of our capital stock or any member of their immediate families had a direct or indirect material interest.

The building in which we maintain our headquarters is under a lease agreement with an entity owned by a limited partnership in which certain of our officers and directors (Maurice J. Gallagher, Jr., Timothy P. Flynn, John Redmond and M. Ponder Harrison) own a 57% interest as limited partners. In June 2008, we obtained additional office space in the leased building through an amendment to the existing lease agreement with the landlord. The amended lease agreement has a ten year term. In June 2008, we entered into a lease agreement for office space to be used as our training facility which is located in a building adjacent to the location of our headquarters. The second building is also owned by an entity owned by the same limited partnership. The lease agreement for the second building is for a ten year term. During 2008, we paid approximately $763,000 to the landlords under those arrangements. These total payments include a deposit for the second building under the new lease agreement. The disinterested members of our board and audit committee have determined that the terms for the lease agreements are at least favorable as we could receive in arms’ length transactions.

All future transactions, including loans, if any, between us and our officers, directors and principal stockholders and their affiliates and any transactions between us and any entity with which our officers, directors or five percent stockholders are affiliated, will be approved by a majority of the board of directors, including a majority of the independent and disinterested outside directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee of our board of directors has selected Ernst & Young, LLP, an independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2008.  Ernst & Young, LLP has audited our financial statements since 2003.  At the meeting, our stockholders will be asked to ratify the selection of Ernst & Young, LLP as our independent registered public accountants for 2009.

Although there is no requirement we submit the appointment of independent registered public accountants to stockholders for ratification or that the appointed auditors be terminated if the ratification fails, our audit committee will consider the appointment of other independent registered public accountants if the stockholders choose not to ratify the appointment of Ernst & Young, LLP and may retain that firm or another without re-submitting the matter to our stockholders.  Even if the appointment is ratified, however, the audit committee of our board of directors may, in its discretion, direct the appointment of different independent registered accountants during the year, if the audit committee determines such a change would be in our best interests.

Representatives of Ernst & Young LLP are expected to be available in person during the annual meeting and while they do not plan to make a statement (although they will have the opportunity to do so), they will be available to respond to appropriate questions from stockholders.

Our board of directors recommends you vote FOR ratification of the appointment of Ernst & Young, LLP as our independent registered public accountants.

Principal Accountant Fees and Services

Audit Fees

The aggregate fees billed by Ernst & Young, LLP for the audit of our annual financial statements and services that are normally provided by the accounting firm in connection with statutory and regulatory filings were approximately $500,000 for the year ended December 31, 2008 and $669,000 for the year ended December 31, 2007.

Audit-Related Fees

No fees were billed by Ernst & Young, LLP for assurance and related services that were reasonably related to the performance of the audit referred to above during 2008 or 2007.

Tax Fees

No fees were billed by Ernst & Young, LLP for tax compliance, tax advice or tax planning services during 2008. Approximately $10,000 in fees were billed for services during 2007.

All Other Fees

Approximately $51,000 in fees were billed for non-audit services rendered by Ernst & Young, LLP in 2008 which consisted of information technology professional services. There were no non-audit services rendered by Ernst & Young, LLP in 2007.

All non-audit services require an engagement letter to be signed prior to commencing any services. The engagement letter must detail the fee estimates and the scope of services to be provided. The current policy of our audit committee requires pre-approval from our audit committee of the non-audit services in advance of the engagement and the audit committee’s responsibilities in this regard may not be delegated to management. No non-audit services were rendered that were not in compliance with this policy.

STOCKHOLDER PROPOSALS

We currently expect to hold our 2010 annual meeting of stockholders in May and to mail proxy materials in April 2010.  In that regard, stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2010 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must submit the proposal to us at our offices at 8360 S. Durango Drive, Las Vegas, Nevada 89113, Attention: Andrew C. Levy, Secretary, not later than January 29, 2010.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household.  We will promptly deliver a separate copy of either document to you if you write us c/o Robert B. Goldberg, Esq., Ellis Funk, P.C., Suite 400, 3490 Piedmont Road, NE, Atlanta, Georgia 30305, or call Mr. Goldberg at (404) 233-2800.  If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

Action on Other Matters at the Annual Meeting

At this time, we do not know of any other matters to be presented for action at the annual meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this proxy statement.  If any other matter comes before the meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.  YOUR COOPERATION WILL BE APPRECIATED.  YOUR PROXY WILL BE VOTED, WITH RESPECT TO THE MATTERS IDENTIFIED THEREON, IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Andrew C. Levy
Andrew C. Levy,
Secretary

2009 ANNUAL MEETING OF STOCKHOLDERS OF ALLEGIANT TRAVEL COMPANY June 26, 2009 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card are available at www.allegianttravel.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: Gary Ellmer Timothy P. Flynn Maurice J. Gallagher, Jr. Charles W. Pollard John Redmond 2. RATIFICATION OF ERNST & YOUNG, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20530000000000000000 7 062609

14475 ALLEGIANT TRAVEL COMPANY 2009 ANNUAL STOCKHOLDERS MEETING 8360 SOUTH DURANGO DRIVE LAS VEGAS, NEVADA 89113 FRIDAY, JUNE 26, 2009 10:00 a.m. (Pacific Time) PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS The undersigned hereby appoints Andrew C. Levy and M. Ponder Harrison, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse hereof, all the shares of common stock held of record on May 15, 2009, at the Annual Meeting of the Stockholders to be held on June 26, 2009 at 10:00 a.m. (local time) at the Company’s headquarters at 8360 South Durango Drive, Las Vegas, Nevada 89113, or any adjournment thereof. (Continued and to be signed on the reverse side)